UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2026

Cineverse Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31810	22-3720962
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 W. 35th St. Suite 500, #947
New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 206-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CLASS A COMMON STOCK, PAR VALUE $0.001 PER SHARE	CNVS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) At the Special Meeting of Stockholders of Cineverse Corp. held on September 15, 2026 (the “Special Meeting”), the stockholders of the Company voted on two proposals. Proxies for the Special Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

(b) Details of the voting are provided below:

Proposal 1:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
To approve, for purposes of complying with Nasdaq Listing Rule 5635(a) and (d), the issuance of all of the shares of our Class A common stock issuable in connection with (i) payment of a portion of the purchase price and the potential earnout amounts for our acquisition of IndiCue, Inc. and (ii) upon conversion of and payment of interest under our outstanding convertible notes, without regard to any limitations on issuance thereunder.	9,623,148	1,069,804	6,039	N/A

Proposal 2:
	Votes For	Votes Against	Abstentions	Broker Non-Votes
To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.	9,714,551	908,018	76,422	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 17, 2026	By:	/s/ Gary S. Loffredo
		Name: Title:	Gary S. Loffredo Chief Legal Officer, Secretary, and Senior Advisor